EXHIBIT 99.1



                                                   FREMONT GENERAL
--------------------------------------------------------------------------------
NEWS RELEASE
                                                   2425 OLYMPIC BLVD., 3RD FLOOR
                                                   SANTA MONICA, CA 90404
                                                   TEL (310) 315-5500
                                                   FAX (310) 315-5599




          FREMONT GENERAL REPORTS A 9% INCREASE IN QUARTERLY NET INCOME


     (SANTA MONICA, CALIFORNIA) - April 28, 2005 - Fremont General Corporation (the "Company"), a nationwide residential and commercial real estate lender doing business primarily through its wholly-owned industrial bank subsidiary, Fremont Investment & Loan, reported today its results for the first quarter of 2005. Net income for the first quarter of 2005 was $90,102,000, which represents an increase of 9%, as compared to net income of $82,663,000 for the first quarter of 2004. Diluted net income per share was $1.22 for the first quarter of 2005, up 9% as compared to $1.12 per share for the first quarter of 2004.


RESIDENTIAL REAL ESTATE LENDING

     Residential real estate loan originations totaled $7.76 billion during the first quarter of 2005, up from $5.09 billion during the first quarter of 2004. The following table highlights the Company's residential real estate loan originations by period indicated:

                                                                        1ST QUARTER
                                                     -----------------------------------------------
                                                             2005                       2004
                                                     ---------------------     ---------------------


LOAN ORIGINATION VOLUME (IN $000'S):
     First Mortgages .............................   $ 7,160,431      92.2%     $ 4,885,972     95.9%
     Second Mortgages ............................       601,241       7.8%         207,129      4.1%
                                                     -----------     -----      -----------    -----
                                                     $ 7,761,672     100.0%     $ 5,093,101    100.0%
                                                     ===========     =====      ===========    =====


     As a result of this volume, loans held for sale increased to $6.09 billion at March 31, 2005, up from $3.75 billion at March 31, 2004. The following tables detail the origination aspects of the Company's loan originations by period indicated:

                                                             1ST QUARTER
                                                     --------------------------
                                                        2005            2004
                                                     ----------       ---------

FIRST MORTGAGES - ORIGINATION:

TYPE OF PRODUCT:
  Adjustable Rate (2/28) .........................         86.4%           71.0%
  Adjustable Rate (3/27) .........................          3.0%            3.8%
  Adjustable Rate (5/25) .........................          0.9%            0.0%
  Fixed ..........................................          9.7%           25.2%
                                                     ----------       ---------
                                                          100.0%          100.0%
                                                     ==========       =========
PURPOSE:
  Refinance ......................................         54.7%           62.1%
  Purchase .......................................         45.3%           37.9%
                                                     ----------        --------
                                                          100.0%          100.0%
                                                     ==========        ========

Average Loan Size ................................   $  234,016       $ 207,279
Average FICO Score ...............................          621             621
Average LTV ......................................         81.0%           81.9%
Weighted Average Coupon ..........................         7.05%           6.89%




FIRST & SECOND MORTGAGES - ORIGINATION:

GEOGRAPHIC DISTRIBUTION:
  California .....................................         30.2%           38.0%
  New York .......................................         11.0%           12.4%
  Florida ........................................          9.7%            8.0%
  New Jersey .....................................          6.9%            3.6%
  Maryland .......................................          4.9%            3.6%
  All other states ...............................         37.3%           34.4%
                                                     ----------        --------
                                                          100.0%          100.0%
                                                     ==========        ========


     The net gain on the sale of residential real estate loans during the first quarter of 2005 totaled $108.4 million (or 1.55%) on whole loan sales and securitizations of $7.06 billion, as compared to a gain of $122.2 million (or 2.62%) on whole loan sales and securitizations of $4.63 billion during the first quarter of 2004. The gross premiums realized on whole loan sales and securitizations during the first quarter of 2005 were lower than in the first quarter of 2004 as a result of lower interest rate margins reflecting price competition in the non-prime mortgage origination market.

COMMERCIAL REAL ESTATE LENDING

     Commercial real estate loans held for investment, before the allowance for loan losses, totaled approximately $3.81 billion at March 31, 2005, as compared to $3.90 billion at March 31, 2004. New loan commitments entered into increased to $1.08 billion during the first quarter of 2005, up from $804.7 million during the fourth quarter of 2004 and $396.9 million in the first quarter of 2004. The following table highlights the commercial real estate loans outstanding as of the dates indicated:



                                                    MARCH 31,        MARCH 31,
                                                      2005             2004
                                                   -----------      -----------

(IN $000'S)
LOAN TYPES:
  Bridge .......................................   $ 1,727,554      $ 1,728,551
  Construction .................................     1,162,263          726,685
  Permanent ....................................       802,040        1,215,851
  Single Tenant Credit .........................       159,720          256,002
                                                   -----------      -----------
                                                     3,851,577        3,927,089
  Net deferred origination fees and costs ......       (36,778)         (31,170)
                                                   -----------      -----------
                                                   $ 3,814,799      $ 3,895,919
                                                   ===========      ===========

GEOGRAPHIC DISTRIBUTION:
  California ...................................          35.4%            37.8%
  New York .....................................          14.4%            12.2%
  Florida ......................................          10.6%             6.5%
  Illinois .....................................           6.4%             9.0%
  Texas ........................................           6.0%             5.6%
  Arizona ......................................           3.1%             2.0%
  All other states .............................          24.1%            26.9%
                                                   -----------      -----------
                                                         100.0%           100.0%
                                                   ===========      ===========

Non-accrual loans ..............................      $ 77,633         $ 68,668
REO ............................................        18,577           35,075
                                                   -----------      -----------
Non-accrual loans and REO ......................      $ 96,210        $ 103,743
                                                   ===========      ===========



     Non-accrual commercial real estate loans and REO totaled $96.2 million (comprised of 14 loans and 6 REO properties and representing 2.51% of total portfolio and REO) at March 31, 2005, down from $103.7 million (comprised of 15 loans and 11 REO properties and representing 2.61% of total portfolio and REO) as of March 31, 2004. Net loan charge-offs for the commercial real estate portfolio decreased during the first quarter of 2005 to $621,000 from $9.1 million during the first quarter of 2004. The annualized net charge-off ratio for the quarter ending March 31, 2005 for the commercial real estate loan portfolio was 0.07%, as compared with a ratio of 0.91% for the quarter ended March 31, 2004.

OTHER HIGHLIGHTS

o Net interest income increased to $118.8 million for the first quarter of 2005, as compared to $117.6 million for the first quarter of 2004. Net interest income, as a percentage of net interest-earning assets at the financial services operations level, while still at strong levels, decreased from 5.30% in the first quarter of 2004 to 4.89% for the first quarter of 2005. This decrease is primarily a result of lower interest rate margins as funding costs increased faster than the yields on the loans outstanding during the first quarter of 2005.

o As a result of the decreased level of net charge-offs during the first quarter of 2005, the Company realized a decrease in its provision for loan losses expense to $1.04 million as compared to $16.4 million for the first quarter of 2004. As of March 31, 2005, the allowance for loan losses totaled $171.9 million, or 4.50% of the total commercial real estate loans held for investment.

o Fremont Investment & Loan, as of March 31, 2005, had $10.8 billion in assets and $7.8 billion in FDIC-insured deposits, with a total Risk-Based Capital ratio of 18.03%.

o The residential real estate loan servicing platform was servicing approximately $18.8 billion in loans outstanding as of March 31, 2005. This amount was comprised of the Company's securitized loans, loans held for sale and interim servicing for loans sold to third parties.

o    Stockholders' equity per share was $14.13 at March 31, 2005.



LITIGATION DEVELOPMENTS

     On April 22, 2005, the Superior Court of California dismissed, without leave to amend, the entire Complaint filed by the California Insurance Commissioner (the "Commissioner") on behalf of Fremont Indemnity Company ("Fremont Indemnity"), as successor in interest to Comstock Insurance Company ("Comstock") against the Company. The case alleged improper utilization by the Company of certain net operating losses allegedly belonging to Comstock as well as improper transactions with other insurance affiliates of Comstock.

     This ruling does not address or necessarily have legal effect on a related lawsuit filed against the Company by the Commissioner on behalf of Fremont Indemnity alleging improper utilization by the Company of certain net operating losses allegedly belonging to Fremont Indemnity (the "NOLs"). On January 26, 2005, the Court found that the Company properly utilized the NOLs in accordance with the July 2, 2002 Letter Agreement among Fremont Indemnity, the Company and the Commissioner and all causes of action were dismissed without leave to amend, except for the cause of action for alleged concealment by the Company of a potential reinsurance dispute, which was dismissed with leave to amend. The Commissioner has until May 2, 2005 to amend this cause of action with allegations that are fact-specific. The Company believes that this cause of action is without factual merit.

     Fremont General Corporation's common stock is traded on the New York Stock Exchange under the symbol "FMT". Fremont Investment & Loan provides nationwide commercial and non-prime residential real estate lending through its 14 regional offices (nine commercial and five residential) and does so primarily on a first mortgage basis. As of March

31, 2005, Fremont Investment & Loan had commercial real estate loans in its portfolio located in 37 states and during the first quarter of 2005, it originated residential real estate loans in 46 states.

     This news release may contain "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements and the Company's currently reported results are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. These statements and the Company's reported results are not guarantees of future performance and there can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially and adversely from the Company's projected or reported results as a result of significant risks, uncertainties and assumptions that are difficult to predict, including:
(i) changes in the interest rate environment, (ii) changes in general and specific economic conditions and trends, (iii) changes in asset and loan valuations and the costs of originating loans, (iv) changes in the volume of loans originated, loans sold, the pricing of existing and future loans, and the premiums realized upon the sale of such loans, (v) access to the necessary capital resources to fund loan originations and the condition of the whole loan sale and securitization markets, (vi) the impact of changes in the commercial and residential real estate markets, (vii) the effect of litigation, state and federal legislation and regulations, and regulatory actions, (viii) the collectibility, and timing thereof, of loan balances, and any adverse development of, and the variability in determining, the allowance for loan losses, (ix) the impact of changes in federal and state tax laws and interpretations, including tax rate changes, and the effect of any adverse outcomes from the resolution of issues with taxing authorities, including the ability to retain the utilization of net tax operating loss carryforwards applied, (x) the ability to maintain an effective system of internal and disclosure controls, and to identify and remediate any control deficiencies, under the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, and
(xi) other events and factors beyond our control. For a more detailed discussion of risks and uncertainties, see the Company's public filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward-looking statements.

--------------------------------------------------------------------------------

o Fremont General will host an investor conference call to discuss the Company's results. The call will begin at 1:00 p.m. (ET) on April 28, 2005.
o The call will be webcast live on the Internet at www.fremontgeneral.com. Under "Company" scroll down to "Event Calendar" and click on "Q1 2005 Fremont General Corporation Earnings Conference Call." Go to the web site at least 15 minutes before the event to download and install any necessary audio software. The webcast will be archived through April 28, 2006.
o To listen to the live call by telephone, dial 706/634-1256 eight to ten minutes before the start time and use confirmation code 5586885. The telephone replay will be archived through May 27th at 706/645-9291 - use confirmation code 5586885.
o The Company's periodic reports as filed with the Securities and Exchange Commission can be accessed at www.fremontgeneral.com or at www.sec.gov.
o    Contact: Investor Relations 310/315-5500
o    Website: www.fremontgeneral.com

FREMONT GENERAL CORPORATION
(UNAUDITED)
(THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)


                                                                                   THREE MONTHS ENDED
CONSOLIDATED STATEMENTS OF OPERATIONS:                                                  MARCH 31,
                                                                                ------------------------
                                                                                   2005         2004
                                                                                ---------      ---------

INTEREST INCOME:
  Interest and fee income on loans:
    Residential ............................................................    $ 111,011      $  88,090
    Commercial .............................................................       66,392         76,304
    Other ..................................................................           99            109
                                                                                ---------      ---------
                                                                                  177,502        164,503
  Interest income - other ..................................................        4,422          2,204
                                                                                ---------      ---------
                                                                                  181,924        166,707
INTEREST EXPENSE:
  Deposits .................................................................       49,356         35,034
  FHLB advances and warehouse lines of credit ..............................        7,725          7,542
  Senior Notes .............................................................        3,650          4,208
  Junior Subordinated Debentures ...........................................        2,320          2,320
  Other ....................................................................          121             40
                                                                                ---------       --------
                                                                                   63,172         49,144
                                                                                ---------       --------
Net interest income ........................................................      118,752        117,563
Provision for loan losses ..................................................        1,036         16,399
                                                                                ---------       --------
Net interest income after provision for loan losses ........................      117,716        101,164

NON-INTEREST INCOME:
  Net gain on whole loan sales and securitizations
    of residential real estate loans .......................................      108,360        122,196
  Loan servicing income ....................................................       13,987          6,539
  Mortgage servicing rights amortization and impairment provision ..........       (4,904)        (1,370)
  Impairment on residual assets ............................................       (1,218)             -
  Other ....................................................................        3,681          6,634
                                                                                ---------       --------
                                                                                  119,906        133,999
NON-INTEREST EXPENSE:
  Compensation and related .................................................       59,280         67,184
  Occupancy ................................................................        6,935          3,526
  Other ....................................................................       20,229         22,760
                                                                                ---------       --------
                                                                                   86,444         93,470
                                                                                ---------      ---------
Income before income taxes .................................................      151,178        141,693
Income tax expense .........................................................       61,076         59,030
                                                                                ---------       --------
Net income .................................................................    $  90,102       $ 82,663
                                                                                =========       ========

EARNINGS PER SHARE:
  Basic ....................................................................    $    1.26       $   1.16
  Diluted ..................................................................         1.22           1.12

WEIGHTED AVERAGE SHARES OUTSTANDING (IN THOUSANDS):
  Basic ....................................................................       71,368         71,229
  Diluted ..................................................................       73,789         73,642

CASH DIVIDENDS DECLARED PER COMMON SHARE ...................................    $    0.07       $   0.05
STOCKHOLDERS' EQUITY PER SHARE AT PERIOD-END ...............................    $   14.13       $   9.75

SHARES OUTSTANDING AT PERIOD-END (IN THOUSANDS) ............................       77,855         77,077


FREMONT GENERAL CORPORATION
(UNAUDITED, EXCEPT FOR DECEMBER 31, 2004)
(THOUSANDS OF DOLLARS)



CONSOLIDATED BALANCE SHEETS:                                                      MARCH 31,       DECEMBER 31,
                                                                                    2005              2004
                                                                                ------------      ------------

ASSETS

Cash and cash equivalents ..................................................    $    712,169      $    904,975
Investment securities classified as available for sale at fair value .......           1,130             1,236
Federal Home Loan Bank stock at cost .......................................         127,091            77,127
Loans held for sale - net ..................................................       6,091,751         5,454,692
Loans held for investment - net ............................................       3,647,437         3,313,089
Mortgage servicing rights - net ............................................          20,734            18,002
Residual interests in securitized loans at fair value ......................          12,449            15,774
Accrued interest receivable ................................................          35,170            34,121
Foreclosed real estate owned ...............................................          21,921            23,922
Premises and equipment - net ...............................................          57,011            54,347
Deferred income taxes ......................................................         147,414           155,529
Other assets ...............................................................          83,322            53,182
                                                                                ------------      ------------
     TOTAL ASSETS ..........................................................    $ 10,957,599      $ 10,105,996
                                                                                ============      ============

LIABILITIES

Deposits:
  Savings accounts .........................................................    $  1,275,443      $  1,283,223
  Money market deposit accounts ............................................         457,871           508,227
  Certificates of deposit ..................................................       6,027,834         5,755,530
                                                                                ------------      ------------
                                                                                   7,761,148         7,546,980

Warehouse lines of credit ..................................................               -                 -
Federal Home Loan Bank advances ............................................       1,452,000           900,000
Senior Notes due 2009 ......................................................         180,211           180,133
Liquid Yield Option Notes due 2013 .........................................             576               611
Junior Subordinated Debentures .............................................         103,093           103,093
Other liabilities ..........................................................         360,403           361,531
                                                                                ------------      ------------
     TOTAL LIABILITIES .....................................................       9,857,431         9,092,348

STOCKHOLDERS' EQUITY
Common stock ...............................................................          77,855            77,241
Additional paid-in capital .................................................         341,168           330,328
Retained earnings ..........................................................         748,330           663,580
Deferred compensation ......................................................         (67,709)          (58,916)
Accumulated other comprehensive income .....................................             524             1,415
                                                                                ------------      ------------
     TOTAL STOCKHOLDERS' EQUITY ............................................       1,100,168         1,013,648
                                                                                ------------      ------------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ............................    $ 10,957,599      $ 10,105,996
                                                                                ============      ============


FREMONT GENERAL CORPORATION
(UNAUDITED, EXCEPT FOR DECEMBER 31, 2004)
(THOUSANDS OF DOLLARS)

                                                                                  MARCH 31,      DECEMBER 31,      MARCH 31,
                                                                                    2005            2004             2004
                                                                                -----------      -----------      -----------
Loans held for investment:
  Commercial real estate ...................................................    $ 3,814,799      $ 3,480,088      $ 3,895,919
  Residential real estate ..................................................              -                -        1,049,100
  Other ....................................................................          4,579            4,526            9,201
                                                                                -----------      -----------      -----------
                                                                                  3,819,378        3,484,614        4,954,220
Allowance for loan losses ..................................................       (171,941)        (171,525)        (220,816)
                                                                                -----------      -----------      -----------
Loans held for investment - net ............................................    $ 3,647,437      $ 3,313,089      $ 4,733,404
                                                                                ===========      ===========      ===========
Allowance for loan losses as a percentage of:
  Loans receivable held for investment .....................................           4.50%            4.92%            4.46%
  Non-accrual loans held for investment ....................................          221.5%           208.4%           261.9%
Total non-accrual loans as a percentage of total loans held
  for investment ...........................................................           2.03%            2.36%            1.70%

Non-accrual loans held for investment:
  Commercial real estate ...................................................    $    77,633      $    82,289      $    68,668
  Residential real estate ..................................................              -                -           11,167
  Other ....................................................................              -                -            4,476
                                                                                -----------      -----------      -----------
                                                                                $    77,633      $    82,289      $    84,311
                                                                                ===========      ===========      ===========

Accruing commercial real estate loans past due 90 days or more .............    $         -      $         -      $     4,052
Restructured commercial real estate loans on accrual status ................    $     8,112      $     9,302      $   152,003

Foreclosed real estate owned (REO):
  Commercial real estate ...................................................    $    18,577      $    21,344      $    35,075
  Residential real estate ..................................................          3,344            2,578            1,935
                                                                                -----------      -----------      -----------
                                                                                $    21,921      $    23,922      $    37,010
                                                                                ===========      ===========      ===========
Residential real estate loans held for sale:
  1st trust deeds ..........................................................    $ 5,596,117      $ 5,036,724      $ 3,575,360
  2nd trust deeds ..........................................................        465,581          383,039          153,023
                                                                                -----------      -----------      -----------
                                                                                  6,061,698        5,419,763        3,728,383
Basis adjustment for fair value hedge accounting ...........................         (5,837)          (1,327)               -
Net deferred direct origination costs ......................................         79,898           74,514           53,364
                                                                                -----------       ----------      -----------
                                                                                  6,135,759        5,492,950        3,781,747
Less: Valuation reserve ....................................................        (44,008)         (38,258)         (28,184)
                                                                                -----------      -----------      -----------
Loans held for sale - net ..................................................    $ 6,091,751      $ 5,454,692      $ 3,753,563
                                                                                ===========      ===========      ===========

Non-accrual residential real estate loans held for sale ....................    $    16,373      $    11,874      $    10,355

                                                                                1ST QUARTER      4TH QUARTER     1ST QUARTER
                                                                                    2005             2004            2004
                                                                                -----------     ------------      ----------
Total net charge-offs of loans held for investment:

  Commercial real estate ...................................................    $       621      $     3,878      $     9,112
  Residential real estate ..................................................             (1)            (217)              98
  Other ....................................................................              -            1,358              (36)
                                                                                -----------      -----------      -----------
                                                                                $       620      $     5,019      $     9,174
                                                                                ===========      ===========      ===========
Net commercial real estate charge-offs to average
  commercial real estate loans .............................................           0.07%            0.41%            0.91%


o Loans receivable held for investment do not include loans designated as held for sale and are stated net of deferred origination fees and costs.
o    Netcharge-off ratios are annualized percentages.
o Accruing loans past due 90 days or more may include loans that are contractually past maturity but continue to make interest payments.
o Net deferred direct origination costs include loan origination fees and direct costs associated with the origination of the loans that are deferred and recognized when the loans are sold.
o Restructured commercial real estate loans are presented as such in the period of restructure and the three subsequent quarters.

FREMONT GENERAL CORPORATION
(UNAUDITED)
(THOUSANDS OF DOLLARS)

                                                                                      THREE MONTHS ENDED
                                                                                          MARCH 31,
                                                                                -----------------------------
                                                                                    2005             2004
                                                                                ------------     ------------
FREMONT GENERAL CREDIT CORPORATION (ONLY):

Average net interest-earning assets (NEA) ...................................   $ 10,275,644     $  9,360,505

   Interest income ..........................................................   $    181,357     $    166,447
   Interest expense .........................................................        (57,551)         (42,962)
                                                                                ------------     ------------
   Net interest income ......................................................   $    123,806     $    123,485
                                                                                ============     ============

As a percentage of NEA:
   Interest income ..........................................................           7.16 %           7.15 %
   Interest expense .........................................................          (2.27)%          (1.85)%
                                                                                ------------     ------------
   Net interest income ......................................................           4.89 %           5.30 %
                                                                               ============     ============


o The above net interest income information excludes holding company assets and net interest income and expense.


Whole loan sales of residential real estate loans ...........................   $  5,849,309     $  3,795,315
Securitizations of residential real estate loans ............................      1,209,849          832,633
                                                                                ------------     ------------
                                                                                $  7,059,158     $  4,627,948
                                                                                ============     ============

Gross premium recognized on loan sales and securitizations ..................   $    201,696     $    199,228
Premium recapture and reversal ..............................................         (7,556)          (8,693)
                                                                                ------------     ------------
Net premium recognized on loan sales and securitizations ....................        194,140          190,535

Less: Direct costs of loan originations - External ..........................        (34,640)         (23,255)
      Direct costs of loan originations - Internal ..........................        (61,372)         (40,606)
      Direct cost adjustments ...............................................           (181)          (1,211)
                                                                                ------------       ----------
      Total direct costs of loan originations ...............................        (96,193)         (65,072)
Adjustments to carrying value of loans held for sale ........................         (6,775)          (5,218)
Fair value hedge accounting adjustments .....................................         (4,510)               -
Change in fair value of derivative instruments ..............................         21,698            1,951
                                                                                ------------     ------------
     Net gain on sale .......................................................   $    108,360     $    122,196
                                                                                ============     ============

Gross premium recognized on loan sales and securitizations ..................           2.86 %           4.30 %
Premium recapture and reversal ..............................................          (0.11)%          (0.19)%
                                                                                ------------     ------------
Net premium recognized on loan sales and securitizations ....................           2.75 %           4.11 %

Less: Direct costs of loan originations - External ..........................          (0.49)%          (0.50)%
      Direct costs of loan originations - Internal ..........................          (0.87)%          (0.88)%
      Direct cost adjustments ...............................................           0.00 %          (0.03)%
                                                                                ------------     ------------
      Total direct costs of loan originations ...............................          (1.36)%          (1.41)%
Adjustments to carrying value of loans held for sale ........................          (0.09)%          (0.12)%
Fair value hedge accounting adjustments .....................................          (0.06)%           0.00 %
Change in fair value of derivative instruments ..............................           0.31 %           0.04 %
                                                                                ------------     ------------
     Net gain on sale .......................................................           1.55 %           2.62 %
                                                                                ============     ============


o Percentages are of total loan sales and securitizations, net of repurchases, during the period indicated.
o Premium recapture and reversal is the reversal or recapture of premium on loans sold which either prepay early per the terms of each sales contract or for certain loans repurchased from prior sales; includes some interest adjustment on loans repurchased.

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